Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements and related Prospectuses of Equity Office Properties Trust for the registration of:
•	guarantee of $3.0 billion of debt securities and warrants exercisable for debt securities (registration statement no. 333-116202-01);

•	25,000,000 common shares of beneficial interest issuable under the Equity Office Properties Trust Dividend Reinvestment and Share Purchase Plan (registration statement no. 333-81303);

•	328,691 common shares of beneficial interest (registration statement no. 333-72922);

•	16,784,214 common shares of beneficial interest (registration statement no. 333-57526);

•	guarantee of $4.0 billion of debt securities and warrants exercisable for debt securities (registration statement no. 333-58976);

•	12,398,803 common shares of beneficial interest (registration statement no. 333-35590);

•	1,012,623 common shares of beneficial interest (registration statement no. 333-88481);

•	21,649,274 common shares of beneficial interest (registration statement no. 333-86079);

•	137,427 common shares of beneficial interest (registration statement no. 333-69619);

•	6,854,451 common shares of beneficial interest (registration statement no. 333-62213);

•	8,205,059 common shares of beneficial shares of beneficial interest (registration statement no. 333-40401-01);

•	20,210,129 common shares of beneficial interest (registration statement no. 333-59069);

•	6,000,000 5.25% Series B convertible, cumulative preferred shares of beneficial interest and 8,403,360 common shares of beneficial interest issuable upon conversion of the 5.25% Series B convertible, cumulative preferred shares of beneficial interest (registration statement no. 333-61105);

•	$1.5 billion of common shares of beneficial interest, preferred shares of beneficial interest, common share warrants and preferred share warrants (registration statement no. 333-58729);

•	1,628,009 common shares of beneficial interest (registration statement no. 333-58687);

•	the Registration Statements relating to 3,124,774 common shares of beneficial interest issuable under Stock Option Agreements under the Spieker Properties, Inc 1993 Stock Incentive Plan and Directors’ Stock Option Plan (registration statement no. 333-64604);

•	3,681,212 common shares of beneficial interest issuable under the 1995 and 1997 stock option agreements, stock option agreements under the Cornerstone 1998 long-term incentive plan and Cornerstone director stock option agreements (registration statement no. 333-39920);

•	8,449,434 common shares of beneficial interest issuable under the Amended and Restated 1997 Share Option and Share Award Plan (registration statement no. 333-72205);

•	2,000,000 common shares of beneficial interest issuable under the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan (registration statement no. 333-72187);

•	4,749,095 common shares of beneficial interest issuable under the Beacon Properties Corporation 1994 Stock Option and Incentive Plan and 1996 Stock Option Plan (registration statement no. 333-42393);

•	2,000,000 common shares of beneficial interest issuable under the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan (registration statement no. 333-33503);

•	11,121,786 common shares of beneficial interest issuable under the Amended and Restated 1997 Share Option and Share Award Plan (registration statement no. 333-33501); and

•	20,000,000 common shares of beneficial interest issuable under the Equity Office Properties Trust 2003 Share Option Incentive Plan (registration statement no. 333-106096).
of our report dated March 8, 2006 with respect to the consolidated financial statements and schedule of Equity Office Properties Trust, Equity Office Properties Trust’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Equity Office Properties Trust, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP
Chicago, Illinois
March 14, 2006